McGLADREY NETWORK                                      American Institute
An Independently Owned Member                               of Certified Public
     Worldwide Services                                     Accountants
Through RSM International
                                                            Utah Association of
                                                            Certified Public
                                                            Accountants

                                                            SEC Practice Section
                                                            Private Companies
                                                            Practice Section

                            H J & ASSOCIATES, L.L.C.

                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                        CONSENT OF INDEPENDENT AUDITORS=



Board of Directors
Trans Energy, Inc.
St. Marys, West Virginia


We hereby consent to the use in this Registration Statement of Trans Energy, Inc. on Form S-8 of our report dated April 11, 2001 of Trans Energy, Inc. for the year ended December 31, 2000, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.




HJ & Associates, LLC
Salt Lake City, Utah
May 8, 2001















50 South Main Street, Suite 1450 * Salt Lake City, Utah 84144 * Telephone (801) 328-4408 * Facsimile (801) 328-4461


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